                                                                      Exhibit 11


                               Paper Warehouse, Inc.
           Computation of Actual and Pro Forma Earnings (Loss) Per Share
                  (In thousands of dollars, except per share data)


                                Three Months Ended         Six Months Ended
                             ------------------------   ------------------------
                               Actual   Pro forma (1)     Actual    Pro forma(1)
                               7/31/98      8/1/97        7/31/98     8/1/97
                               -------      ------        -------     ------
BASIC

Actual/Pro forma net
earnings (loss)               $219,386       $560,816    $(308,714)     $293,344
                             ---------      ---------    ---------     ---------
                             ---------      ---------    ---------     ---------
Weighted average shares
of common stock
 outstanding                 4,557,187      2,202,818    4,557,187     2,202,818
                             ---------      ---------    ---------     ---------
                             ---------      ---------    ---------     ---------
Basic Actual/pro forma
earnings (loss) per share
of common stock                  $0.05          $0.25       $(0.07)        $0.13
                             ---------      ---------    ---------     ---------
                             ---------      ---------    ---------     ---------
DILUTED

Actual/Pro forma net
earnings (loss)               $219,386       $560,816    $(308,714)     $293,344
                             ---------      ---------    ---------     ---------
                             ---------      ---------    ---------     ---------
Weighted average shares
of common stock
outstanding                  4,557,187      2,202,818    4,557,187     2,202,818
                             ---------      ---------    ---------     ---------
                             ---------      ---------    ---------     ---------

Common stock equivalents            --             --            --           --

Weighted average shares
of common stock and
common stock equivalents     4,557,187      2,202,818    4,557,187     2,202,818
                             ---------      ---------    ---------     ---------
                             ---------      ---------    ---------     ---------
Diluted actual/pro forma
earnings (loss) per share
of common stock and
common stock equivalents         $0.05          $0.25       $(0.07)        $0.13
                             ---------      ---------    ---------     ---------
                             ---------      ---------    ---------     ---------

------------------------
(1) Pro forma to reflect an income tax benefit resulting from the Company's termination of its S Corporation election.


                                          16